EXHIBIT 4.1
DURA AUTOMOTIVE SYSTEMS, INC.
SERIES A REDEEMABLE VOTING SERIES A REDEEMABLE VOTING
MANDATORILY CONVERTIBLE INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE MANDATORILY CONVERTIBLE
PREFERRED STOCK PREFERRED STOCK
CUSIP 26632V 20 1
SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies that
is the registered holder of
FULLY PAID AND NONASSESSABLE SHARES OF SERIES A REDEEMABLE VOTING MANDATORILY CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF
DURA AUTOMOTIVE SYSTEMS, INC. transferable on the books of Dura Automotive Systems, Inc. by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented are issued and shall be subject to all of the provisions of the Certificate of Designations of Series A Redeemable Voting Mandatorily Convertible Preferred Stock, the Certificate of Incorporation and the Bylaws of Dura Automotive Systems, Inc., and all amendments thereto, copies of which are on file with the Transfer Agent. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
WITNESS, the facsimile seal of Dura Automotive Systems, Inc. and the zzz z z z z facsimile signatures of its duly authorized officers.
Dated:

The Company will furnish without charge to each stockholder who so requests a statement of the rights, privileges, restrictions, voting powers, limitations and qualifications of the several classes of stock of the company. Requests may be directed to the Secretary of Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM ..as tenants in common
TEN ENT ..as tenants by the entireties
JT TEN ..as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT..______ Custodian ______
(Cust) (Minor)
under Uniform Gifts to Minors
Act ______
(State)

UNIF TRANS MIN ACT..______ Custodian ______
(Cust) (Minor)
Under Uniform Transfers to Minor
Act ______
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

____

____

____ shares

represented by this Certificate and do hereby irrevocably constitute and appoint

____

____ as Attorney,

with full power of substitution in the premises to transfer said shares on the books of the Company.

Dated: ______________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED:

____

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: C. SHARKEY 302-731-7088
7 / LIVE JOBS / D / Dura 30251 BK Lot 1-2

PRODUCTION COORDINATOR: **DENISE LITTLE 931-490-1706**
PROOF OF: JUNE 6, 2008
DURA AUTOMOTIVE SYSTEMS, INC.
TSB 30251 BK LOT 1-2
OPERATOR: AP
New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF